UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On August 5, 2015, Jeffrey W. Henderson was elected to the Board of Directors Halozyme Therapeutics, Inc. (the “Company”).  Mr. Henderson was elected to the class of directors with terms ending in 2016 and will stand for election to the Board by the Company’s stockholders at the Company’s 2016 annual meeting of stockholders.  Mr. Henderson will serve on the Board of Directors’ Audit Committee.  Mr. Henderson will receive compensation for his services (currently consisting of cash retainers for Board and committee service and restricted stock awards) under our director compensation program applicable to all non-employee directors.  The components of the non-employee director compensation program were described in our proxy statement for the 2015 Annual Meeting of Stockholders held on May 6, 2015.  Under the director compensation program, on August 5, 2015, Mr. Henderson was granted 6,405 shares of restricted stock, representing a pro rata portion of the value of a restricted stock award for a full year of service on the Board of Directors.

There are no arrangements or understandings pursuant to which Mr. Henderson was elected as a director and there are no related party transactions between the Company and Mr. Henderson.

On August 5, 2015, the Company issued a press release announcing the election of Mr. Henderson to the Company’s Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated August 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.

August 6, 2015	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt, Esq.
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release dated August 5, 2015